United States
Securities and Exchange Commission
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2005

Date of report (date of earliest event reported)

EMISPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10615

(Commission File Number)

13-3306985

(I.R.S. Employer Identification Number)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

914-347-2220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

The Board of Directors of Emisphere Technologies, Inc. (“Emisphere” or the “Company”) previously adopted an amendment to the Qualified Stock Purchase Plan (the “1994 Qualified ESPP”) to increase the maximum number of shares of Emisphere common stock available for issuance under the plan by 300,000 shares. At the Company’s annual stockholders’ meeting on May 23, 2005, the Company’s stockholders approved the amendment.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMISPHERE TECHNOLOGIES, INC.

Date: May 27, 2005	By:	/s/ ELLIOT M. MAZA

	Name:	Elliot M. Maza
	Title:	Chief Financial Officer

3